UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Cytori,” “we,” “us” and “our” refer to Cytori Therapeutics, Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

On October 8, 2010, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”), relating to the issuance and sale of 4,000,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $4.50 per share, and the Underwriter has agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $4.23 per share. The net proceeds to us from this offering are expected to be approximately $16.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about October 13, 2010, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of common stock to cover overallotments, if any.

The offering is being made pursuant to our effective registration statements on Form S-3 (Registration Statement Nos. 333-157023 and 169822) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On October 7, 2010, we issued a press release announcing that we had commenced the offering. On October 8, 2010, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 8, 2010

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release dated October 7, 2010

99.2	Press Release dated October 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: October 8, 2010	By:	/S/ MARK E. SAAD
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 8, 2010

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release dated October 7, 2010

99.2	Press Release dated October 8, 2010